EXHIBIT 10.1

DEVELOPMENT LOAN DISBURSING AGREEMENT

Cincinnati, Ohio
August 18 , 2009

National City Bank
One East Fourth Street
Cincinnati, Ohio 45202

Attention: BRENT E. JOHNSON

Re:	$1,385,544.00 Development Loan to NTS/VIRGINIA DEVELOPMENT COMPANY, a Virginia corporation and NTS/LAKE FOREST II RESIDENTIAL CORPORATION, a Kentucky corporation for the Development of Eighteen (18) Single Family Residential Lots in Section 21A of the Fawn Lake Community, Spotsylvania County, Virginia

Gentlemen:

        The undersigned, NTS/VIRGINIA DEVELOPMENT COMPANY, a Virginia corporation (“NTS Virginia”) and NTS/LAKE FOREST II RESIDENTIAL CORPORATION, a Kentucky corporation (“NTS Lake Forest”) (NTS Virginia and NTS Lake Forest collectively referred to as the “Borrowers”), hereby request that you (the “Bank”) make a development mortgage loan (the “Loan”) to the Borrowers in accordance with the terms and conditions of this Agreement, for the purpose of financing the development of the property more fully described in Exhibit A which is attached hereto and incorporated by reference as if fully rewritten herein (“Improvements Site”) in City of Fredericksburg, Spotsylvania County, Virginia for the purpose of developing single family lots in accordance with the plans and specifications approved by Bank (the “Improvements”).

ARTICLE 1.
COMMITMENT AND PROMISSORY NOTE

        Section 1.1      NTS Virginia may obtain advances from the Bank up to the amount of One Million Three Hundred Eighty-Five Thousand Five Hundred Forty-Four and 00/100 Dollars ($1,385,544.00) from time to time until September 1, 2010 for the development of the Improvements. All of the advances shall be evidenced by the Note (defined below), which shall be executed and delivered to the Bank prior to the initial advance. Notwithstanding the expressed principal amount of the Note, the Borrowers shall in no event be obligated to repay more than the unpaid balance of advances made to or for the benefit of the Borrowers by the Bank, together with interest at the rate specified below computed on each advance from the date it is made by the Bank.

        Section 1.2      It is a condition precedent to the making of the Loan that Bank shall disburse the Loan proceeds pursuant to the terms, conditions and provisions of the Note and this

Agreement in order to assure that the Deed of Trust will, at all times during the term of the Loan, constitute a first and best lien under the provisions of the Virginia statutes.

        Section 1.3      The Borrowers shall pay to the Bank interest computed at the rate of Bank’s LIBOR Loan Rate as defined in the Note on the outstanding unpaid principal amount of advances made under this Agreement.

        Section 1.4      The Borrowers shall pay the Bank an origination fee in the amount of Six Thousand Nine Hundred Twenty-Seven and 72/100 Dollars ($6,927.72), all appraisal fees, environmental review fees, title insurance or review fees, Bank’s reasonable legal counsel fees, recording fees and other customary and usual fees incurred by Bank and chargeable to Borrowers in accordance with this Agreement.

        Section 1.5       The Loan, Note and Loan Documents as defined above and in Section 2.2 below is a companion loan to a Six Million Seven Hundred Ninety-Nine Thousand Four Hundred Sixty-Eight and 00/100 Dollar ($6,799,468.00) loan made by Bank to NTS Virginia and NTS Lake Forest pursuant to a Seventh Mortgage Loan Modification Agreement dated of even date herewith (“Seventh Mortgage Loan Modification”) as evidenced by a Seventh Amended and Restated Promissory Note Construction Mortgage Loan from NTS Virginia and NTS Lake Forest to Bank in like amount and dated of even date herewith (“Fawn Lake Note”) and secured by the loan and security documents referenced in the Seventh Modification Agreement (“Fawn Lake Loan Documents”). Pursuant to Article 8 hereof, the Loan, Note and Loan Documents shall be cross-collateralized and cross-defaulted with the Fawn Lake Note, Seventh Mortgage Loan Modification and Fawn Lake Loan Documents.

ARTICLE 2.
CONDITIONS OF BORROWING

        Section 2.1      The Bank shall not be required to make any advances hereunder unless (a) the conditions set forth below shall have been completed to the satisfaction of the Bank, and (b) at all times there remains undisbursed in the Loan an amount sufficient with which to fully pay the cost of Completion (hereinafter defined) of the Improvements. However, the Bank may, in its discretion, make advances prior to fulfillment of all such conditions, without waiving its right to require such fulfillment before additional advances are made. If, at any time, the undisbursed Loan proceeds are insufficient to fully pay the cost of Completion of the Improvements (a “Deficiency”), the Borrowers shall deposit with the Bank in escrow an amount equal to the Deficiency, which amount shall be disbursed prior to the disbursement of additional Loan proceeds.

        Section 2.2      The phrase “Completion of the Improvements”, as used in this Agreement, means full completion of the development of the Improvements in accordance with the Plans and Specifications. The Borrowers shall execute and deliver, or cause to be executed and delivered to the Bank the following instruments, all of which shall be dated of even date herewith: the Promissory Note (the “Note”); a Deed of Trust, Assignment and Security Agreement granted by NTS/Virginia Development Company (the “Deed of Trust”), the Unconditional and Continuing Guaranties (the “Guaranties”) of J.D. Nichols, NTS Mortgage Income Fund, a Delaware corporation and NTS Guaranty Corporation, a Kentucky corporation (collectively, the “Guarantors”), an Assignment of Contracts and Income granted by Borrowers, an Environmental

Indemnity Agreement executed by Borrowers and Guarantors and security agreements or instruments (collectively, the “Loan Documents”).

        Section 2.3      The Bank shall have received the preliminary title report and commitment (the “Title Commitment”) of Lawyers Title Insurance Corporation (the “Title Company”), Commitment No. 2887916 to issue a mortgagee’s loan policy of title insurance (ALTA-2006) in the amount of the Note, insuring the Bank and its successors and assigns that the Deed of Trust is a first lien on the Improvements Site, subject only to those matters contained in the Title Commitment that have been approved by Bank (“Permitted Exceptions”) with all so-called “standard exceptions” deleted, containing such endorsements and affirmative insurance as Bank may require and otherwise in form and substance satisfactory to Bank.

        Section 2.4      The Borrowers shall deliver to the Bank:

        (a)       Certified copies of each Borrower’s Articles of Incorporation, Bylaws and NTS Virginia’s and NTS Lake Forest’s Certificates of Good Standing in the state of their incorporation or any other organizational documentation;

(b) Certified copies of each entity Guarantor’s Articles of Incorporation, Bylaws and NTS Guaranty Corporation’s Certificate of Good Standing in the state of their incorporation;

(c) Evidence that each Borrower and each entity Guarantor has taken all action necessary to authorize the Loan and the execution and performance of its obligations under the Loan Documents;

(d) Executed copies of the Loan Documents;

(e) Receipt and review of an appraisal in form and substance satisfactory to Bank and receipt of Bank’s appraisal fee;

        (f)       Evidence that the Improvements, when built, will meet zoning, subdivision and all building code requirements and other legal requirements. Bank may engage independent persons or entities, at Borrowers’ expense, to verify that all such permits and approvals have been secured and are being complied with, after written notice to NTS Virginia and NTS Virginia’s failure to provide appropriate verification;

        (g)       Copies of plans and specifications constituting the Improvements (“Plans and Specifications”), in the form approved and signed by NTS Virginia and the Contractor, as defined hereafter. The Plans and Specifications shall contain a certification by the design professional preparing same that the Improvements, if developed in accordance with such Plans and Specifications, will comply with all governmental rules and regulations.

(h) A copy of the recorded plat for Section 21A which constitutes the Improvements Site.

(i) A copy of all site development permits for the Improvements.

(j) Evidence that the Improvements Site has been zoned to permit the development, use and occupancy of the Improvements.

(k) Written evidence that sanitary and storm sewers, gas, telephone, water and electrical services are available to the Improvements and in sufficient quantity.

        (l)       To the extent any amenities are to be constructed at the Improvements, a copy or certificate of the policy of Builder’s Risk, Completed Value Non-Reporting Form of fire, extended coverage, vandalism, malicious mischief, temporary storage, coverage for items in transit and hazard insurance covering the Improvements, in an amount adequate to cover the full completed value of the buildings and improvements, with loss payable endorsements in favor of the Bank. The policy shall be converted to a standard fire and extended coverage policy meeting the requirements of Bank upon completion of development. All insurance policies shall be issued by a company or companies with a Best’s Insurance Reports rating of A or better and a financial size category of Class X or better and shall be otherwise satisfactory to Bank, and shall name Bank as first mortgagee and shall contain the Virginia standard mortgagee clause. If it is determined the Improvements Site is located in a federally identified flood hazard zone and Bank determines flood insurance is required, NTS Virginia will provide flood insurance coverage in a minimum amount not less than the Loan amount; copies of such policies shall be delivered to Bank.

(m) A copy of (i) the site development contracts for the Improvements if any, and (ii) the names of subcontractors whose bids are relied upon by Contractor in development of the Improvements.

        (n)       A detailed cost breakdown for development of the Improvements and Completion of the Improvements prepared by NTS Virginia. This detailed cost breakdown shall contain not less than a source and use of funds for the total cost of the Improvements and shall be updated and resubmitted to Bank as soon as possible after any information becomes known to NTS Virginia which changes such cost breakdown.

        Section 2.5      All documents and other evidences required to be delivered in connection with this financing must be satisfactory to Bank and shall have been approved as to form and substance by counsel for the Bank. The Borrowers shall furnish such additional documents and certificates as may be reasonably requested by the Bank or its counsel which are related to this financing or development of the Improvements.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

        Section 3.1      The respective Borrower referenced in each subsection below represents and warrants to the Bank that:

        (a)       NTS Virginia is the owner of the Improvements Site as of the time of execution and delivery of the Loan Documents. The Improvements Site is not subject to any lien, charge, mortgage, restriction or encumbrance except liens for current real and personal property taxes and assessments not delinquent, easements and restrictions of record, customary homeowner association declaration and easements, the interests herein granted to Bank and the other matters set forth in the loan policy of title insurance from the Title Company issued to Bank pursuant to the Title Commitment and accepted by Bank in connection herewith (“Permitted Exceptions”).

        (b)       To the best of NTS Virginia’s knowledge, the boundary lines of the Improvements are within the boundary lines of the Improvements Site, and the Improvements and their proposed operation do not violate any applicable zoning or use statute, ordinance, building code, rule or regulation or any covenant or agreement which is binding upon the Improvements Site or NTS Virginia. NTS Virginia has not received any notice of violation of any ordinance, rule or regulation of any governmental authority with respect to the Improvements or the Improvements Site.

        (c)       NTS Virginia has not received any notices of actions, suits or proceedings pending or, to the knowledge of NTS Virginia, threatened against it or the Improvements, at law or in equity, or before any governmental department, commission, board, bureau, agency or instrumentality which involve the possibility of any judgment or order which may result in any material, adverse effect upon NTS Virginia or the Improvements Site.

        (d)       NTS Virginia has not received, nor is NTS Virginia aware of, any notice, summons, citation, directive or any other communication, written or oral, from the Virginia Department of Environmental Protection, the United States Department of Environmental Protection, Army Corps of Engineers or other federal, state or local agency or authority concerning the presence of wetlands, hazardous substances, hazardous wastes, toxic or solid wastes, or other hazardous or adverse environmental situation or condition (collectively, “Environmental Matters”), at or terminating from the Improvements Site. There is not pending or, to the best knowledge of NTS Virginia after diligent investigation, any threatened civil or criminal litigation, notice of violation or lien, or administrative proceeding relating to Environmental Matters involving NTS Virginia or the Improvements Site.

        (e)       From and after NTS Virginia’s ownership through the date hereof, the Improvements Site has not been substantially and adversely affected in any way as a result of any fire, explosion, earthquake, accident, labor disturbance, requisition or taking of property by any governmental authority, flood, riot or act of God.

        (f)       Each Borrower has full power and authority to conduct business as presently conducted, NTS Virginia has the power and authority to own and develop the Improvements, and each Borrower has the power and authority to execute this Agreement, and to perform all of its duties and obligations under this Agreement and the other Loan Documents.

        (g)       Each of the Loan Documents, when executed and delivered, will constitute the duly authorized, legal, valid and binding obligations of each party executing the same, and will be enforceable strictly in accordance with their respective terms.

        (h)       NTS Virginia represents that the Improvements Site, the present use and occupancy of the Improvements Site, the Plans and Specifications, the development of the Improvements and the use and occupancy of the Improvements upon its completion, will not violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind, including, without limitation, zoning, building, environmental, land use, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant condition or restriction, whether recorded or not. Any such violation shall be corrected by NTS Virginia within sixty (60) days of receipt of notice of the same.

        (i)       The financial information submitted in connection with the application for the Loan accurately reflects the financial condition of each Borrower and each Guarantor as of the date thereof and has been prepared in accordance with generally recognized accounting principles consistently applied. There has been no materially adverse change in the financial condition, business, or operations of each Borrower or each Guarantor since the date of such information that has not been disclosed to Bank. Each Borrower and each Guarantor is solvent.

        (j)       NTS Virginia represents that this Agreement and all financial statements, budgets, schedules, opinions, certificates, confirmations, applications, rent rolls, affidavits, agreements, development contracts, and other materials submitted to the Bank in connection with or in furtherance of this Agreement by or on behalf of NTS Virginia, fully and fairly state the matters with which they purport to deal, do not misstate any material fact, nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading. Non-material changes in the Plans and Specifications are excluded from this representation.

        (k)       NTS Virginia represents that, subject only to payment of fees reflected in the Improvements budget, all utility and municipal services required for the development, occupancy and operation of the Improvements are available for use and tap-in at the boundaries of the Improvements Site, and, upon request of Bank, copies of written permission obtained from the applicable utility companies or municipalities to connect the Improvements into each of said services and to thereafter provide the Improvements with such services to the extent necessary for operation of the Improvements will be supplied to Bank following receipt of same by NTS Virginia.

        (l)       NTS Virginia represents that, all permits and licenses required by applicable law to construct, occupy and operate the Improvements have been issued and are in full force or, if the present stage of development of the Improvements does not allow such issuance, then such permits and licenses will be issued if and when the Improvements are constructed pursuant to the Plans and Specifications.

        (m)       NTS Virginia represents that, the storm and sanitary sewage disposal system, water system and all mechanical systems of the Improvements do, or when constructed will, comply with all applicable environmental, pollution control and ecological laws, ordinances, rules and regulations. The applicable environmental protection agency, pollution control board and/or other governmental agencies having jurisdiction of the Improvements have issued their permits for the development, tap-in and operation of those systems, or if the present stage of the development of the Improvements does not allow such issuance, then such permits and licenses will be issued when the Improvements are completed.

        (n)       NTS Virginia represents that, all utility, parking, vehicular access (including curb cuts and highway access), development, recreational and other permits and easements required for the development, use and operation of the Improvements have been granted and issued.

        (o)       NTS Virginia represents that, when completed in accordance with the Plans and Specifications (and except where permitted by easements customary in residential developments or permitted by the applicable zoning authority), the Improvements will not encroach upon any building line, set back line, side yard line, or any recorded or visible easement, or other easement of which NTS Virginia is aware or has reason to believe may exist, affecting the Improvements Site.

        (p)       NTS Virginia represents that, the Plans and Specifications proposed for the Improvements will be complete in all respects, containing all detail requisite for the Improvements which, when built and equipped in accordance therewith, shall be ready for the intended use thereof.

        (q)       NTS Virginia represents that, all driveways and roads necessary for ingress and egress to the Improvements and for the full utilization of the Improvements for their intended purposes will be completed in accordance with the Plans and Specifications.

        (r)       NTS Virginia represents that, no condemnation of any portion of the Improvements, no condemnation or relocation of any roadways abutting the Improvements, and no denial of access to the Improvements from any point of access to the Improvements, has commenced, or to the best of the NTS Virginia’s knowledge, is contemplated by any governmental authority.

        (s)       NTS Virginia represents that, the Improvements budget, when presented to the Bank in accordance with the terms of this Agreement, shall be true and correct in all material respects. The amounts set forth in the Improvements budget shall present a full and complete representation of all costs, expenses and fees which NTS Virginia, after diligent inquiry and analysis by NTS Virginia and persons of appropriate expertise on behalf of NTS Virginia, expects to pay or anticipates becoming obligated to pay (other than from revenue generated from the operation of the Improvements) to complete the development of the Improvements.

        (t)       The Borrowers and Guarantors (i) have filed all tax returns which are required to be filed by Borrowers or Guarantors; (ii) are not in default in the payment of any taxes levied or assessed against Borrowers or Guarantors or any of the Borrowers’ or Guarantors’ assets; (iii) has paid all federal, state, and local withholding taxes on wages and all F.I.C.A., unemployment and workmen’s compensation taxes and premiums required to be paid; and (iv) is not in default under any judgment, order, decree, law, rule, or regulation of any governmental authority or tribunal to which Borrowers or Guarantors may be subject.

        Section 3.2      With the exception of changes in Plans and Specifications which are economic in impact and do not alter the legal position between Borrowers and Bank (“non-legal changes”), each Borrower, with respect only to the representations and warranties made by such Borrower, covenants, warrants and agrees that the representations and warranties made in this Article 3 shall be and shall remain true and correct in all material respects at the time of the Borrowers’ execution of this Agreement and at all times thereafter so long as any part of the Loan shall remain outstanding. Each request for disbursement shall constitute a reaffirmation that these representations and warranties are true in all material respects on and as of the date of each such request for disbursement and will be true in all material respects on the date of the disbursement.

        Section 3.3      Borrowers understand and agree that, in making this Loan and in making further disbursements of loan proceeds, Bank is relying upon a continuation of the financial status of Borrowers and of the Guarantors of the Loan as of the date of the latest financial statements of Borrowers and Guarantors which Bank received prior to the execution and delivery of this agreement. In the event of a material adverse change in the financial status of Borrowers or of any Guarantor, Borrowers and/or Guarantors shall promptly inform Bank of such change and Bank may require the deposit of additional funds or may require additional or substitute guarantors acceptable to Bank.

ARTICLE 4.
COVENANTS OF BORROWERS

        While this Agreement is in effect, and until the Bank has been repaid in full for the principal of and interest on all advances made by the Bank, each Borrower who is referenced in a particular subsection below covenants with Bank as follows:

        Section 4.1      NTS Virginia shall commence development of the Improvements within thirty (30) days following the date of this Agreement. NTS Virginia shall expeditiously complete development of the Improvements on the Improvements Site in accordance with the Plans and Specifications approved by NTS Virginia, the Contractor and the Bank, and in compliance with all applicable statutes, ordinances and regulations, so that such development shall be fully completed in accordance with the Plans and Specifications approved as above set forth, in any event, not later than September 1, 2010.

        Section 4.2     ______________________ (the "Contractor") shall act as site developer for such development.

        Section 4.3      NTS Virginia shall post and maintain copies of any required notices in a conspicuous place on the Improvements Site during the entire course of development and shall otherwise comply in all respects with the requirements of state law as is currently in effect or as amended.

        Section 4.4     [INTENTIONALLY LEFT BLANK]

        Section 4.5      NTS Virginia shall not make or consent to any modifications involving an amount of Ten Thousand and 00/100 Dollars ($10,000.00) or more for a single change or Fifty Thousand and 00/100 Dollars ($50,000.00) or more in the aggregate in the Plans and Specifications after they have been approved by the Bank without the written consent of the Bank. However, NTS Virginia may make modifications without the consent of the Bank which do not constitute any substantial modification which would adversely affect the value of the completed Improvements or the cost of Completion of the Improvements.

        Section 4.6      NTS Virginia shall not transfer any interest of NTS Virginia in the Improvements or the Improvements Site and shall not create or permit to be outstanding any mortgage, encumbrance or lien on the Improvements or the Improvements Site, except Permitted Exceptions and except for the sale of subdivided lots and payment of the release price as more fully set forth in Section 7.1 hereof.

        Section 4.7      NTS Virginia shall at all times maintain in effect and furnish the Bank with policies of and proof of payment of premiums on:

(a) During the process of building any amenities on the Improvements, builder’s risk insurance as required herein;

        (b)        After completion of development of the Improvements and prior to the use of any amenities thereon or occupancy thereof, fire, extended coverage, vandalism, malicious mischief, sprinkler leakage and boiler (if any) hazard insurance on the Improvements in at least the amount of such amenities, with mortgagee endorsements in favor of the Bank;

(c) Comprehensive general public liability insurance on the Improvements Site protecting the Borrowers and containing a contractual liability clause; and

        (d)       Insurance against workmen’s compensation claims and public liability risks, and such additional insurance in such amounts and covering such risks as is customary by persons or entities owning and operating similar properties.

        Section 4.8      Borrowers hereby indemnify the Bank and agree to defend the Bank and hold the Bank harmless from and against all claims, injuries, losses, costs, damages, liabilities and expenses (including reasonable attorneys’ fees and consequential damages) of any and every kind to any persons or property by reason of (i) the development of the Improvements or other work contemplated herein (except by reason of the gross negligence or willful misconduct of the Bank), (ii) the operation or maintenance of the Improvements, (iii) any other action or inaction by, or matter which is the responsibility of, Borrowers, or (iv) the breach of any representation or obligation of any of the Borrowers or Guarantors.

        Section 4.9      The Borrowers shall pay and discharge, when due, all taxes, assessments and other governmental charges upon the properties of the Borrowers, as well as claims for labor and materials which, if unpaid, might by law become a lien or charge upon any of the property of the Borrowers; provided, that any such taxes, assessments, charges or claims need not be paid so long as the Borrowers are contesting such payment in good faith by appropriate proceedings which will avoid foreclosure of liens securing such items.

        Section 4.10      NTS Virginia shall use the proceeds of all advances which NTS Virginia may receive directly, if any, solely in payment of costs incurred in connection with acquiring, developing the Improvements, as shown on the statements of estimated costs delivered to the Bank.

        Section 4.11      The Borrowers and Guarantors shall furnish the Bank financial statements and cash flow statements in form and substance reasonably satisfactory to Bank and reasonably consistent with prior reporting to Bank by such entities (except that the Guarantor, NTS Mortgage Income Fund, may provide financial statements to Bank from its certified public accountants under the “agreed upon procedures” (“AVP”) format; provided, however, that Bank, upon receipt of such financial statements, reserves the right, in its reasonable discretion to require additional information from such accountants if the Bank deems the financial statements prepared under the AVP format to be insufficient for its purposes), and federal, state and local income tax returns when requested, and in any event not less frequently than once each year, plus other information about Borrowers’ and Guarantors’ financial condition which Bank may request in writing.

        Section 4.12      NTS Virginia and the Contractor will permit the Bank, through its designated agent, employees or representatives, to have free access to the Improvements and to inspect all work done and materials furnished in connection with the Improvements, and to inspect all books, records and contracts of NTS Virginia relating to the Improvements.

        Section 4.13      Upon request of Bank, NTS Virginia shall keep the Bank informed of the progress of development of the Improvements.

        Section 4.14      NTS Virginia shall pay all costs and expenses in connection with the Improvements, including, without limiting the generality of the foregoing, all hazard and liability insurance premiums, title insurance premiums and servicing fees, fees and expenses of the Bank’s Improvements Inspector (hereinafter defined), cost of any completion or performance and payment bond, and all out-of-pocket expenses incurred by the Bank in connection with this financing, including recording and filing fees.

        Section 4.15      If NTS Virginia (a) shall fail promptly to bond or discharge any mechanics’ lien claim filed or otherwise asserted or to contest any such claims and give security or indemnity in the manner provided above, (b) having commenced to contest the same, and having given such security or indemnity, shall thereafter fail to prosecute such contest in good faith or with due diligence, or fail to maintain such indemnity or security so required by the Title Company, or (c) upon adverse conclusion of any such contest, shall fail to cause any judgment or decree to be satisfied and lien to be released, then, and in any such event, the Bank shall have the right, at its election, but shall not be required, (x) to procure the release and discharge of any such claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such lien or claim and (y) to settle or compromise the same or furnish such security or indemnity to the Title Company. Any amounts so expended by the Bank, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note).

        Section 4.16      The Bank, at its expense, may erect signs on the Improvements Site, in accordance with applicable government requirements indicating that financing for the Improvements has been provided by the Bank. The Bank, at its expense, shall also have the right to engage in reasonable publicity and public relations pertaining to the financing provided by the Bank.

        Section 4.17      NTS Virginia shall pay timely all premiums on all insurance policies required under this Agreement from time to time; and when and as additional insurance is required from time to time during the term of the Loan and when and as any policies of insurance may expire, furnish to the Bank, premiums prepaid, additional and renewal insurance policies in companies, coverage and amounts satisfactory to the Bank, all in accordance with the terms hereof. Notwithstanding this subparagraph, if NTS Virginia defaults under this Agreement or any of the Loan Documents, the Bank shall have the right (but not the obligation) to place and maintain insurance required to be placed and maintained by NTS Virginia hereunder and treat the amounts expended therefor as additional disbursements of Loan proceeds (even if the total number of disbursements would exceed the face amount of the Note).

        Section 4.18      If any proceedings are filed seeking to enjoin or otherwise prevent or declare unlawful the development or the occupancy, maintenance or operation of the Improvements or any portion thereof, NTS Virginia shall at its sole expense (i) cause such proceedings to be vigorously contested in good faith and (ii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom. Without limiting the generality of the foregoing, NTS Virginia shall resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use its best efforts to bring about a favorable and speedy disposition of all such proceedings.

        Section 4.19      Borrowers shall, from time to time, upon the Bank’s request, execute, deliver, record and furnish such documents as the Bank may reasonably deem necessary or desirable (i) to perfect and maintain perfected as valid liens upon the Improvements the liens granted by NTS Virginia to the Bank under the Deed of Trust and the other Loan Documents as contemplated by this Agreement, (ii) to correct any errors of a typographical nature which may be contained in any of the Loan Documents, and (iii) to consummate fully the transaction contemplated under this Agreement.

        Section 4.20      Upon request by Bank, NTS Virginia shall provide the Bank with copies of all inspections, reports, test results and other information received by NTS Virginia from time to time from its employees, Banks, representatives, architects, engineers, any contractors and any other parties involved in the development, the design, development or operation of the Improvements, which in any way relate to the Improvements or the development, or any part thereof.

        Section 4.21      NTS Virginia shall also provide the Bank with copies of all notices pertaining to the Improvements or any part thereof received by NTS Virginia from any federal, state or local governmental official, body, board or department or from any insurance company providing insurance on any of the Improvements, within seven (7) business days after such notice is received.

        Section 4.22      NTS Virginia shall receive and hold in trust for the sole benefit of the Bank (and not for the benefit of any other person, including, without limitation, the Contractor or any subcontractors) all advances made hereunder directly to NTS Virginia, for the purpose of paying costs of development in accordance with the budget. NTS Virginia shall use the proceeds of the Loan solely for the payment of costs as specified in the budget. NTS Virginia will pay all other costs, expenses and fees relating to the acquisition, equipping, fixturing, use and operation of the Improvements.

        Section 4.23      NTS Virginia shall comply with any and all laws, regulations or orders with respect to “Environmental Laws” as defined in, and as more fully provided for in, the Deed of Trust.

ARTICLE 5.
DISBURSEMENT PROCEDURES

        Section 5.1      NTS Virginia may obtain advances to the extent of the amount of the development work satisfactorily completed, and the amount of costs incurred for the purposes specified in Section 4.10 hereof, and NTS Virginia agrees that all sums requested hereunder for payment to each contractor shall not exceed the amount specified above. NTS Virginia acknowledges and agrees that the Bank shall have no obligation to make any advance of Loan proceeds unless, giving effect to such advance, the undisbursed balance of the proceeds of the Loan shall equal or exceed the cost (as determined by the Bank) necessary to complete the development of the Improvements in accordance with the requirements of this Agreement. The Borrowers agree that no advance shall be made with respect to the foregoing unless, after the making of any such advance, there remains with the Bank Loan proceeds undisbursed in an amount equivalent to the Cost of Completion as reasonably determined by the Bank at the time of such advance.

        Section 5.2      The Bank will disburse all loan funds directly as provided in this Agreement, and the Bank may deduct from each advance, or from the proceeds of the development loan, payments to be made to the Bank pursuant to this Agreement. The Bank shall have the absolute right to appoint its own Improvements inspector to make such inspections and examinations of development at the Improvements Site (“Improvements Inspector”) for its own purposes hereunder as it shall reasonably deem appropriate; provided, however, that neither the Bank nor any officer, employee or representative of the Bank shall have any obligation, responsibility or liability to Borrowers or any other person regarding development of the Improvements. Upon the appointment by the Bank of a Improvements Inspector, Bank shall inform NTS Virginia thereof and NTS Virginia agrees to pay the Bank for the Improvements Inspector’s fees and other costs. NTS Virginia shall be responsible for making inspections of the Improvements during the course of development, and shall determine to its own satisfaction that the work done or material supplied by the Contractor or subcontractors to whom payment is to be made out of each advance has been properly done or supplied in accordance with applicable contracts. Neither the Bank nor any officer, employee or representative of the Bank shall have any liability or responsibility for the satisfactory completion of the Improvements or any part thereof, nor for inspection during development, nor for any acts on the part of NTS Virginia, the Contractor or any subcontractors to be performed in the development of the Improvements.

        Section 5.3      Whenever NTS Virginia desires to obtain an advance, NTS Virginia shall submit to the Bank a Request for Disbursement in the current form of AIA Form G702/703 signed by the Contractor , at least ten (10) business days prior to the date on which the advance is requested (the “Advance Date”). NTS Virginia shall also submit to the Bank the following:

(a) A certificate relating to each Request for Disbursement, signed by NTS Virginia; and

(b) Evidence that all Loan proceeds disbursed to date have been applied to payment of costs to the Improvements (including, but not limited to, satisfactory waivers of mechanics and materialmen’s liens, affidavits, sworn statements and receipts for materials); and

        (c)       Evidence that the Improvements are being developed in accordance with the Plans and Specifications and with applicable law. The Bank shall have the right to require, at NTS Virginia cost, any additional information, including, but not limited to, contracts and invoices, to complete the Bank’s analysis of each disbursement request of NTS Virginia.

Upon receipt of each Request for Disbursement, NTS Virginia shall cause the Title Company to (i) deliver to the Bank an endorsement to the Title Policy dated as of the relevant Advance Date, and covering the amount of the requested Disbursement so that the total amount insured by the Title Policy equals the total amount disbursed by the Bank under the terms of this Agreement (or at the option of the Bank, confirmation from the Title Company that all requirements for the issuance of such an endorsement have been satisfied and confirmation that the Title Company will issue such an endorsement within a specified time acceptable to the Bank), and (ii) give the Bank immediate notice by telephone if any intervening liens are disclosed (other than those expressly listed in the Title Company’s report or commitment identified above). If any such intervening liens are disclosed, disbursement of further advances shall be withheld until the Bank shall have been satisfied that such intervening liens have been waived or satisfied.

        Section 5.4      No disbursement of Loan proceeds shall be made by the Bank to NTS Virginia at any time unless:

        (a)       All conditions precedent to that disbursement have been satisfied and Borrowers has satisfied all conditions to this Agreement and the Loan Documents which are to be performed prior to such Disbursement.

(b) The Bank shall be reasonably satisfied as to the continuing accuracy of the budget for the Improvements.

        (c)       No default has occurred under this Agreement, or under any of the Loan Documents which has not been cured, and no event, circumstance or condition has occurred or exists which, with the passage of time or the giving of notice, would constitute such a default.

        (d)       Except for the litigation against NTS Mortgage Income Fund previously disclosed to Bank, no litigation or proceedings are pending of threatened (including but not limited to, proceedings under Title 11 of the United States Code) against any of the Borrowers, any of the Guarantors or the Improvements.

(e) No event, circumstance or condition exists or has occurred which could, in the Bank’s reasonable judgment, delay or prevent the completion of the Improvements by the date required by Section 4.1.

(f) No adverse change has occurred or is threatened against the Improvements or the financial condition of Borrowers or the Guarantors.

        (g)       All representations and warranties made by Borrowers to the Bank herein and otherwise in connection with this Loan continue to be accurate, and all statements and representations made in the application for this Loan submitted to the Bank continue to be accurate.

        (h)       The development of the Improvements shall be in accordance with the Plans and Specifications, as modified by any change orders, and no damage to, or destruction or condemnation of the Improvements or any portion thereof shall have occurred.

(i) The Bank has received a satisfactory report from the Improvements Inspector, if any.

        (j)       The Bank has received a waiver of mechanic’s lien and materialman’s lien executed by each subcontractor and material supplier for whom payment is to be made from the Loan proceeds to be disbursed covering liens for all work done and materials supplied up to the date of the then most recent prior disbursement of Loan proceeds by the Bank.

        Section 5.5      When the Improvements are fully completed, NTS Virginia shall submit to the Bank a final Request for Disbursement in an amount not to exceed the amount of the direct costs shown on the Improvements budget, as modified by any change orders, less the aggregate amount of all previous disbursements made by the Bank.

        Section 5.6      The final Request for Disbursement for the final advance shall be accompanied by the following, all of which shall be satisfactory to the Bank:

(a) Certificates from the Improvements Inspector that the Improvements have been completed in accordance with the Plans and Specifications.

(b) A certificate or certificates of occupancy from all applicable governmental authorities for the Improvements if the same is required by the appropriate governmental authority.

(c) Any other certificates, licenses and permits required by any applicable governmental authority for the use, occupancy, or operation of the Improvements.

        (d)       All fixtures, furniture, furnishings, equipment and other property contemplated under the Improvements budget and Plans and Specifications to be incorporated into or installed in the Improvements shall have been incorporated or installed free and clear of all liens and security interests other than the Permitted Exceptions, except those in favor of the Bank.

(e) An affidavit of NTS Virginia stating that each person providing any material or performing any work in connection with the Improvements has been paid in full.

        (f)       Any permits, license, certificates of occupancy or other evidence of compliance with the requirements of any governmental authorities necessary for use of the Improvements Site contemplated in the Plans and Specifications.

(g) A satisfactory final inspection report of the Improvements Inspector, if any.

(h) Evidence that all insurance required under the terms of this Agreement is in full force and effect.

(i) Written acceptance of the Improvements completion by any surety of completion.

(j) Such other items as may be reasonably required by the Bank, including, without limitation, evidence that the Improvements have been completed to the satisfaction of the Bank.

        Section 5.7      Subject to the provisions of this Agreement and the other Loan Documents, the Bank shall make advances up to the aggregate amount of the direct and indirect costs specified in the Improvements budget for the purposes and in the amounts described therein, including advances to the Bank itself for payments to be made by the Borrowers as contemplated by this Agreement and the other Loan Documents; provided, however, that (i) the Bank shall retain from each such advance the Retainage if any; (ii) no such advance shall be made unless there remains, after such advance, undisbursed Loan proceeds which when combined with any retainage equals the cost to complete the Improvements in the judgment of the Bank; and (iii) in no event shall the total of all advances exceed the Loan Amount. If a contingency reserve is budgeted on the Improvements budget, the Bank reserves the right to disburse such amounts from the contingency reserve. The amount of each advance will be based upon the percentage of completion of work to be performed. All advances shall be deposited in the account to receive advances, except that if the Bank deems it necessary or desirable to do so the Bank may disburse all or any portion of any advances to such payees and in such amounts as the Bank, in its sole discretion, may approve or deem appropriate, by check either made payable directly to any party who is to be paid from such advance or by check made payable jointly to the Borrowers and such party. If a dispute arises with respect to any request for Disbursement, the Bank shall have the right without notice, to delay the advance until the dispute has been resolved.

        Section 5.8      No advance for materials purchased but not yet installed or incorporated into the Improvements shall be made without the Bank’s prior approval of the conditions under which such materials are purchased and stored. NTS Virginia shall provide the Bank, upon Bank’s request in connection with such materials, a copy of a bill of sale or other evidence of title in NTS Virginia, together with a copy of the Uniform Commercial Code searches against NTS Virginia and the warehouseman, if applicable, indicating no liens or claims which may affect such materials.

        Section 5.9      By execution of this Agreement, Borrowers authorize the Bank to make any advance to the account to receive such advance, and the Borrowers agree that, in so doing, the Bank will not be held accountable for any such advance made in good faith. The Bank may apply amounts due hereunder to the satisfaction of the conditions hereof, and amounts so applied shall be part of the Loan and shall be secured by, evidenced by, bear interest in accordance with, and be due and payable in accordance with the Loan Documents.

ARTICLE 6.
DEFAULTS

        Section 6.1      Any of the following events shall constitute an Event of Default under this Agreement:

        (a)       The Borrowers shall default in the payment of sums due to the Bank and such default shall continue for a period of ten (10) days after written notice to Borrowers of such failure to make payment on the due date;

        (b)       The Borrowers shall default in the performance or observance of any agreements or conditions required to be performed or observed by the Borrowers under the terms of this Agreement, and such default shall continue for a period of thirty (30) days after written notice to the Borrowers specifying such default (provided that if such default cannot be cured by the payment of monies and cannot reasonably be cured within thirty (30) days, Borrowers shall have a reasonable time to effect a cure, if curative action is commenced within said thirty (30) day period and is thereafter pursued diligently and in good faith by Borrowers to completion);

        (c)       Any representation or warranty made by the Borrowers in this Agreement or in any certificate or document furnished under the terms of this Agreement shall prove untrue in any material respect, and which can not or has not been remedied within thirty (30) days following notice thereof, unless a new agreement has been reached between Borrowers and Bank which waives such Event of Default;

        (d)       The Borrowers shall be in default under the terms of the Loan Documents or any other instrument executed and delivered by the Borrowers to the Bank with respect to the Improvements, and such default shall not be cured by the Borrowers or waived by the Bank within the period of grace, if any, applicable to such default under the terms of such instruments;

        (e)       Any Borrower or any Guarantor shall be in default under the terms of any other indebtedness owed by any Borrowers or any Guarantor to Bank, and such default shall not be cured by the Borrowers or waived by the Bank within the period of grace, if any, applicable to such default under the terms of such instruments;

        (f)       Development of the Improvements shall be abandoned, or shall be unreasonably delayed or discontinued for a period of thirty (30) days (for reasons other than those beyond the control of NTS Virginia or the Contractor), or development shall be delayed for any reason whatsoever to the extent that completion of the Improvements cannot, in the reasonable judgment of the Bank, be accomplished prior to the date specified in Section 4.1 hereof; or

(g) Any of the Borrowers and/or Guarantors: (i) shall admit in writing the respective inability to pay debts by Borrowers and/or Guarantors; or (ii) shall make an assignment for the benefit of creditors; or (iii) shall be adjudicated a bankrupt, or (iv) shall file a voluntary petition in bankruptcy or effect a plan or other arrangement with creditors, or (v) shall have applied for, or permitted the appointment of, a receiver or trustee or custodian for any of property or assets of Borrowers or the Guarantors, or a trustee, receiver or custodian shall have been appointed for any property or assets of the Borrowers and/or Guarantors who shall not have been discharged within sixty (60) days after the date of his appointment;

        (h)       The Improvements and Improvements Site are no longer primarily used for the purpose disclosed to Bank upon submission of NTS Virginia’s Loan application to Bank for approval and NTS Virginia has not demonstrated to Bank’s reasonable satisfaction prior to the conversion of the use that the alternative use to which the Premises has been put meets mortgagee’s underwriting standards;

        Section 6.2      Upon the occurrence of an Event of Default, unless such Event of Default is subsequently waived in writing by the Bank, the Bank shall be entitled, at the option of the Bank, to exercise any or all of the following rights and remedies:

        (a)       The Bank may terminate its obligation to make advances under this Agreement and may declare the entire unpaid principal balance of the advances to NTS Virginia made under this Agreement to be immediately due and payable, together with accrued and unpaid interest on such advances, without further notice to or demand on the Borrowers.

        (b)       The Bank may exercise all enforcement remedies specified in the Loan Documents and any other documents issued by the Borrowers with respect to the Loan, including (without limiting the generality of the foregoing) the right to foreclose the Deed of Trust and other collateral securing the Note.

        Section 6.3      If an Event of Default occurs that is specified in Section 6.1(f) or any Event of Default occurs that is caused by NTS Virginia’s failure, for any reason, to continue with development of the Improvements as required by this Agreement, then the Bank may (but shall not be obligated to) take over and complete development of the Improvements in accordance with the Plans and Specifications, with such changes as the Bank may, in its discretion, deem appropriate (provided the character and scope of the Improvements remains materially unchanged all at the risk, cost and expense of the Borrowers. The Bank may assume or reject any contracts entered into by NTS Virginia in connection with the Improvements, and may enter into additional or different contracts for services, labor and for materials required, in the judgment of the Bank, to complete the Improvements, and may pay, compromise and settle all claims in connection with the Improvements. All sums expended by the Bank in completing the Improvements (whether aggregating more or less than the amount of the Note) shall be deemed advances made by the Bank to the Borrowers, and the Borrowers shall be liable to the Bank for the repayment of such sums, together with interest on such amounts from the date of their expenditure at the default rate specified in the Note. The Bank may, in its discretion, at any time, abandon work on the Improvements after having commenced such work, and may re-commence such work at any time, but nothing in this paragraph shall impose any obligation on the Bank to either complete or not to complete the Improvements. For the purpose of carrying out the provisions of this paragraph, the Borrowers irrevocably appoint the Bank its attorney-in-fact, with full power of substitution, to execute and deliver all such documents, pay and receive such funds, and take such action as may be necessary, in the judgment of the Bank, to complete the Improvements.

        Section 6.4      NTS Virginia unconditionally assigns to the Bank all of its rights in the development contract with the Contractor and any subcontractors or material suppliers it may have or enter into in the future in completing the Improvements. This assignment is to be accepted and become effective only in the event the Bank shall proceed with the remedies afforded under Section 6.3 above.

ARTICLE 7.
RELEASE

        Section 7.1      Bank agrees to release each subdivided residential lot on the Improvements from the liens created under the Deed of Trust upon payment to Bank of the greater of (i) one hundred percent (100%) of the net sales proceeds, as defined hereafter, for such lot; or (ii) One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00), to be applied as a principal payment toward the outstanding balance of the Note until such Note is paid in full. For purposes herein, “net sales proceeds” shall mean gross sales proceeds less Borrowers’ expenses for real estate taxes, transfer taxes, recording fees, other customary closing costs and broker sales commission. Upon such payment, Bank will release the lien of the Loan Documents on each such lot.

ARTICLE 8.
CROSS-COLLATERALIZATION/CROSS-DEFAULT

        Section 8.1      Cross-Collateralization. The Loan and Fawn Lake Loan (collectively, the “Loans”) shall be cross-collateralized as of the effective date of this Agreement and accordingly, Borrowers hereby grant and mortgage the Fawn Lake Property, the Fawn Lake Golf Course Property and the Additional Property (all as defined in the Seventh Mortgage Loan Modification) to Lender under the terms of the Deed of Trust, Additional Deed of Trust and Additional Mortgage (as defined in the Seventh Mortgage Loan Modification) and all other collateral securing the Loans shall secure all of the Loans and all obligations under the Loan Documents and the documents evidencing and securing the Loan.

        Section 8.2      Cross-Default. That upon the occurrence of an Event of Default as defined in the Note or Fawn Lake Note, Loan Documents or Fawn Lake Loan Documents, Lender may, at its option and in its sole and absolute discretion, but only after the giving of written notice and the passage of the cure period as provided in such Loan Documents or Fawn Lake Loan Documents, declare an Event of Default under all of the Loans and exercise any and all remedies available upon the occurrence of an Event of Default as provided in the Loan Documents or Fawn Lake Loan Documents. Such remedies include, without limitation, the right to declare the entire aggregate balance of principal, accrued interest, and other charges then outstanding under any one or all of the Note or Fawn Lake Note immediately due and payable and the right to foreclose the Deed of Trust, Additional Deed of Trust and Additional Mortgage and repossess any other collateral securing the Loan Documents or Fawn Lake Loan Documents. Lender’s remedies shall be cumulative, concurrent, and nonexclusive and may be pursued against Borrowers or any collateral for the Loans, including the Fawn Lake Property, the Fawn Lake Golf Course Property and the Additional Property or any parcel or parcels thereof.

ARTICLE 9.
MISCELLANEOUS

        Section 9.1      The provisions of this Agreement shall inure to the benefit of and be binding upon the Borrowers and the Bank, and their respective heirs, successors and assigns; provided, however, that this Agreement may not be assigned by the Borrowers without the consent of the Bank. No delay on the part of the Bank in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege constitute such waiver nor exhaust the same, which shall be continuing. The rights and remedies of the Bank specified in this Agreement shall be in addition to and not exclusive of any other rights and remedies which the Bank, by operation of law, would otherwise have.

        Section 9.2      All agreements, representations and warranties made in this Agreement shall survive its execution, and the making of the advances by the Bank, and the execution of the Loan Documents and shall continue until the Bank receives payment in full for all indebtedness of the Borrowers incurred under this Agreement.

        Section 9.3      This Agreement may be executed in any number of counterparts, all of which shall constitute a single agreement.

        Section 9.4      Except for any notice required under applicable law to be given in another manner, any notice, demand, request or other communication to be given by any party to the other shall be in writing and shall be deemed to have been properly given (i) if hand delivered or if sent by telecopy, effective upon receipt; (ii) if delivered by overnight courier service, effective on the day following delivery to such courier service; or (iii) if mailed by United States registered or certified mail, postage prepaid, return receipt requested, effective two (2) days after deposit in the United States mails, addressed in each case to the parties at their addresses set forth herein, or at such other address or to such other addressee as a party may have so furnished to the other:

As to Borrowers:	c/o 10172 Linn Station Road Louisville, Kentucky 40223 Attn: Brian F. Lavin

With a copy to:	John Warley, Esq. 1320 Central Park Boulevard Suite 227 Fredericksburg, Virginia 22401

As to the Bank:	National City Bank One East Fourth Street Cincinnati, Ohio 45202 Attention: Commercial Real Estate Division

With a copy of any notice in respect of default to:	Keating, Muething & Klekamp, PLL One East Fourth Street, Suite 1400 Cincinnati, Ohio 45202 Attention: Mark J. Weber

        Section 9.5      Any of the acts which the Borrowers are required to do or prohibited from doing by any of the provisions of this Agreement or of any of the other instruments executed and delivered by the Borrowers to the Bank with respect to this Agreement may be omitted or done, as the case may be, by the Borrowers if the Bank consents thereto by an instrument in writing.

        Section 9.6      Bank is not responsible for development of the Improvements. NOTWITHSTANDING INSPECTION OF THE PROJECT SITE AND THE IMPROVEMENTS THEREON, BANK ASSUMES THE BORROWERS WILL USE A PROJECT INSPECTOR. THE BANK IS NOT RESPONSIBLE FOR THE QUALITY OF DEVELOPMENT, OR WORKMANSHIP, OR FOR THE ADHERENCE TO THE PLANS AND SPECIFICATIONS FOR IMPROVEMENTS.

        Section 9.7      Borrowers hereby acknowledge and agree that the undertaking of Bank under this agreement is limited:

        (a)       BANK IS NOT AND WILL NOT BE IN ANY WAY THE BANK FOR OR TRUSTEE OF BORROWERS. BANK DOES NOT INTEND TO ACT IN ANY WAY FOR OR ON BEHALF OF BORROWERS IN DISBURSING THE PROCEEDS OF THE LOAN. ITS PURPOSE IN MAKING THE REQUIREMENTS SET FORTH IN THIS AGREEMENT IS TO PROTECT THE VALIDITY AND PRIORITY OF ITS MORTGAGE AND THE VALUE OF ITS SECURITY. BANK DOES NOT INTEND TO BE AND IS NOT AND WILL NOT BE RESPONSIBLE FOR: THE COMPLETION OF ANY IMPROVEMENTS ERECTED OR TO BE ERECTED UPON THE PROJECT SITE; THE PAYMENT OF BILLS OR ANY OTHER DETAILS IN CONNECTION WITH THE PROJECT SITE; ANY PLANS AND SPECIFICATIONS PREPARED IN CONNECTION WITH THE PROJECT; OR BORROWERS’ RELATIONS WITH ANY CONTRACTORS, SUBCONTRACTORS, MATERIALMEN, OR LABORERS PERFORMING WORK OR SUPPLYING MATERIALS FOR THE PROJECT.

        (b)       BANK ASSUMES NO RESPONSIBILITY FOR THE ARCHITECTURAL OR STRUCTURAL SOUNDNESS OF ANY IMPROVEMENTS TO BE ERECTED UPON THE PROJECT SITE OR FOR THE APPROVAL OF ANY PLANS AND SPECIFICATIONS IN CONNECTION THEREWITH OR FOR ANY IMPROVEMENTS AS FINALLY COMPLETED.

        Section 9.8      Trading with the Enemy Act. Neither the issuance of the Note nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the Untied States Treasury Department (31 CRF, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, neither Bank nor any of its affiliates (a) is or will become a blocked person described in Section 1 of the Anti-

Terrorism Order; or (b) engages or will engage in any dealings or transactions or be otherwise associated with any such blocked person. For purposes hereof, “Anti-Terrorism Order” means Executive Order No. 13,224,66 Fed. Reg. 49,079 (2001), issued by the President of the Untied States (Executive Order Blocking Property and Prohibiting Transactions).

        Please execute the form of acceptance appearing below and return one counterpart of this Agreement to the Borrowers, at which time, this letter will constitute an agreement between the Borrowers and the Bank.

LENDER: NATIONAL CITY BANK By: /s/ Brent E. Johnson —————————————— Brent E. Johnson, Senior Vice President

BORROWERS: NTS/VIRGINIA DEVELOPMENT COMPANY, a Virginia corporation By: /s/ Neil A. Mitchell —————————————— Name: Neil A. Mitchell Title: SVP

NTS/LAKE FOREST II RESIDENTIAL CORPORATION, a Kentucky corporation By: /s/ Neil A. Mitchell —————————————— Name: Neil A. Mitchell Title: SVP